_____________________________________

AMENDMENT NO. 2

Dated as of April 1, 2005

to

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2003

among

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

CHASE HOME FINANCE LLC,

Servicer,

OCWEN FEDERAL BANK FSB,

Servicer

THE MURRAYHILL COMPANY,

Credit Risk Manager

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

Home Equity Asset Trust 2003-4

HOME EQUITY PASS-THROUGH CERTIFICATES, SERIES 2003-4

______________________________________

THIS AMENDMENT NO. 2, dated as of April 1, 2005 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2003, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the “Seller”), CHASE HOME FINANCE LLC (as successor in interest to Chase Manhattan Mortgage Corporation), a New Jersey corporation, as a servicer (in such capacity, a “Servicer”), OCWEN FEDERAL BANK FSB, a federally chartered savings bank, as a servicer (in such capacity, a “Servicer”), THE MURRAYHILL COMPANY, a Colorado corporation, as credit risk manager (the “Credit Risk Manager”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and consented to by FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company, as certificate insurer (the “Certificate Insurer”), as amended by that certain Amendment No. 1, dated as of September 13, 2004.

W I T N E S S E T H

WHEREAS, the Seller, the Servicers, the Depositor, the Credit Risk Manager and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, Section 10.01(a)(vi) of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement, provided that the Rating Agencies confirm that the Amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates;

WHEREAS, the Depositor has received a letter from each Rating Agency, copies of which are attached hereto as Exhibit A, stating that the Amendment will not result in a downgrading or withdrawal of the respective ratings then assigned to the Certificates;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.

Amendments to Article VII.

The third paragraph of Section 7.01 is hereby amended as follows:

(i)

The words “or set forth in clause (iv) above” in the first sentence is hereby deleted; and

(ii)

The words “or an Event of Default set forth in clause (iv) occurs” in the second sentence is hereby deleted.

SECTION 3.  Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Seller, Servicers, Credit Risk Manager, Depositor and Trustee.

SECTION 4.  Effective Date.

The provisions of this Amendment and the changes to the Pooling and Servicing Agreement provided for herein shall be effective as of April 1, 2005.

SECTION 5.  Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6.  Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7.  Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8.  Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller, the Servicers and the Credit Risk Manager have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
as Depositor

By:  /s/ Kevin Steele_______________
Name: Kevin Steele
Title: Vice President

DLJ MORTGAGE CAPITAL, INC.,
as Seller

By:  /s/ Peter J. Sack ____________
Name:  Peter J. Sack
Title: Vice President

CHASE HOME FINANCE LLC,
as a Servicer

By:  /s/ Karen Taylor ____________
Name:  Karen Taylor
Title: Vice President

OCWEN FEDERAL BANK FSB,
as a Servicer

By:  /s/ Richard Delgado____________
Name:  Richard Delgado
Title: Senior Vice President

[signature page continues on following page]

THE MURRAYHILL COMPANY,
as Credit Risk Manager

By:  /s/ Kevin J. Kanouff___________
Name:  Kevin J. Kanouff
Title: President and General Counsel

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:  /s/ Becky Warren __________
Name: Becky Warren
Title: Assistant Vice President

Consented to:

FINANCIAL SECURITY ASSURANCE INC.,
as Certificate Insurer

By:  __/s/ Errol Uhr__________________________
Name: Errol Uhr
Title: Managing Director

Exhibit A

[Rating Confirmations from Rating Agencies]

[ON FILE]